UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2005

AmericasBank Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-22925	52-2090433
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 York Road Towson, Maryland	21204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-823-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2005, the board of directors of the Registrant’s wholly-owned subsidiary, AmericasBank, approved an increase in the base salary payable to each of its management team pursuant to the terms of their respective employment agreements. The change in the base salary was based upon a review by the board of directors of the performance of the management team.

Specifically, the annual salary for Mr. Anders was increased from $125,000 to $145,000 and the annual salary for Mr. Rever was increased from $105,000 to $125,000. In addition, the annual salary for Mr. Muncks was increased from $105,000 to $125,000.

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Registrant’s board of directors previously had approved a reverse stock split where every four shares of common stock would be converted into one share of common stock and any fractional shares resulting from the split will be converted to cash. The record date of the reverse stock split was August 22, 2005 and the split became effective at 12:01 a.m. on August 23, 2005. See Item 8.01 below for related press release and information about new trading symbol.

The Registrant filed with the Maryland State Department of Assessments and Taxation Articles of Amendment (“Articles”) to its charter effectuating the reverse stock split of its common stock, pursuant to which (i) the par value of the Registrant’s common stock was increased from $0.01 par value per share to $0.04 par value per share and (ii) each issued and outstanding share of Registrant’s common stock as of the effective time of the Articles changed into and became  1/4 of one share of the Registrant’s common stock (or every four shares of common stock changed into and became one share of common stock). A copy of the Articles, which became effective at 12:01 a.m. on August 23, 2005, is attached hereto as Exhibit 3.0 and is incorporated herein by reference.

In addition, pursuant to Maryland General Corporation Law, the Registrant’s board of directors subsequently changed the par value of the Registrant’s common stock from $0.04 back to $0.01. This change was undertaken by amending the Registrant’s charter and filing Articles of Amendment with the Maryland State Department of Assessments and Taxation on August 25, 2005. A copy of these articles, which became effective on August 25, 2005, are attached hereto as an Exhibit 3.1 and incorporated herein by reference.

Item 8.01. OTHER EVENTS

The Registrant’s board of directors had previously approved a reverse stock split where every four shares of common stock would be converted into one share of common stock and fractional shares resulting from the split will be converted to cash. As noted above, the record date of the reverse stock split was August 22, 2005 and the split became effective at 12:01 a.m. on August 23, 2005.

On August 23, 2005, the Registrant was issued a new ticker symbol “AMAB” for its shares of common stock. The Registrant’s common stock will continue to be quoted for trading on the Over the Counter Bulleting Board under its new symbol. See attached press release for additional details.

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Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

3.0 Articles of Amendment of AmericasBank Corp. filed with the Maryland State Department of Assessments and Taxation on August 22, 2005

3.1 Articles of Amendment of AmericasBank Corp. filed with the Maryland State Department of Assessments and Taxation on August 25, 2005

99.1 Press Release dated August 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICASBANK CORP.

August 26, 2005	By:	/s/ Mark H. Anders
Mark H. Anders, President

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